UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2019

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Item 1.01          Entry into a Material Definitive Agreement.

As previously disclosed, Axogen Corporation (“AC”), a Delaware corporation and wholly owned subsidiary of Axogen, Inc. (“Inc.”) (collectively AC and Inc. are referred to herein as the “Company”) plan to develop  a new processing facility for Avance® Nerve Graft and Avive Soft Tissue Membrane® to provide continued capacity for growth and to support the transition of Avance Nerve Graft from a 361 HCT/P tissue product to a biologic product.  As part of this plan, AC entered into an Agreement for Purchase and Sale of Real Property, dated as of June 8, 2018, with ARC CRVANOH001, LLC, a Delaware limited liability company, pursuant to which AC acquired a  70,000 square foot building on  approximately 8.6 acres of land located in Vandalia, Ohio (the “Property”).

On July 9,  2019, AC entered into a  Standard Form of Agreement Between Owner and Design-Builder (the “Design-Build Agreement”) with CRB Builders,  L.L.C., a Missouri limited liability company (“CRB”), pursuant to which CRB will renovate and retrofit the Property.  Once completed, the Company will use the Property for material processing, medical laboratory, general office, training and meeting purposes.  The Design-Build Agreement contains several design phase milestones beginning in July 2019 and sets the date for Substantial Completion (as defined in the Design-Build Agreement) in the third quarter of 2020,  subject to adjustment in accordance with the terms of the Design-Build Agreement. The estimated cost pursuant to the Design-Build Agreement is $29,000,000.  Additional costs associated with the renovation, purchasing of furniture and equipment, validation and certification of the Property are estimated to be $13,000,000.  These capital expenditure costs will be incurred as they arise until the anticipated full transition of material processing to the Property by early 2022.

The Company expects to receive certain economic development grants from state and local authorities totaling up to $2.7 million including $1.3 million of cash grants to offset costs to acquire and develop the Property.  The economic development grants are subject to certain job creation milestones by 2023 and related contingencies.

The foregoing summary of the material terms of the Design-Build Agreement is qualified in its entirety by reference to the full text of the Design-Build Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

10.1	Standard Form of Agreement Between Owner and Design-Builder, dated as of July 9, 2019, by and between Axogen Corporation and CRB Builders, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 12,  2019

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel